Exhibit 99.1

                                  Press Release

          Air Industries Group Reports Second Quarter Financial Results
                         Thursday August 21, 7:30 am ET

BAY SHORE, N.Y.--(BUSINESS WIRE)--Air Industries Group, Inc. (OTCBB: AIRI -
News), a leading supplier of specialty aircraft components and systems, today announced financial results for the second quarter ended June 30, 2008. The financial results reported by the Company include results from its three operating subsidiaries - Air Industries Machining Corp., Welding Metallurgy, and Sigma Metals.

Financial Performance Highlights for Second Quarter 2008:

      o Net Sales rose to $12.7 Million - up 16% from 2Q07

      o Gross Profit increased to $3.5 Million - up 24% from 2Q07

      o Net Loss of $20,000, versus a loss of $113,000 in 2Q07

      o Current Firm "AIM" 18-Month Backlog at record $55 million

"Despite continued heavy demand for aircraft parts and assemblies, our operating results were partially impacted by capital constraints this quarter," said Peter Rettaliata, President and Chief Executive Officer. "Due to the Company's expanding customer base and new awards - as indicated by our record backlog - additional working capital was necessary to meet our clients' needs. Late in the second quarter, we secured additional funding to procure raw materials and hardware in support of these requirements. This investment will result in increased revenue during the third and fourth quarters.

"We continued to invest in initiatives related to future development programs and, at the same time, we incurred expenses this quarter associated with our ongoing effort to acquire the Blair-HSM companies. We have been working cooperatively with Blair-HSM on a number of potential new business projects and have already identified many synergies to be realized upon consolidation. Once the transaction is complete, we believe we will be in a more competitive position from which to pursue a broader range of business opportunities and achieve higher margins.

"While our growth initiatives remain intact, we are also intent on improving our profitability. To this end, the Company has implemented a cost reduction campaign aimed at reducing our general and administrative expenses. These actions, combined with our internal growth plans and acquisition of Blair-HSM, will leave Air Industries well positioned for improved performance in 2009."

Second Quarter 2008 Financial Results

Net sales for the second quarter of 2008 were $12.7 million, an increase of 16% as compared with $11.0 million in the second quarter of 2007. The increase in revenue reflects both organic growth at the Air Industries Machining subsidiary and an expansion of the Company as a result of its strategic acquisition program.

Gross profit in the second quarter 2008 was $3.5 million, an increase of 24% from $2.8 million in the same period of 2007. Gross margin in the second quarter 2008 was 27.4%, as compared with 25.5% in the same period of 2007. The increase in the gross profit as well as gross margin primarily reflects an improved product mix with a higher level of revenue and volume-related manufacturing efficiencies at Air Industries Machining, along with higher margin contributions from Welding Metallurgy.

Selling, general and administrative ("SG&A") expenses for the second quarter 2008 were $3.0 million as compared with $2.4 million for the same period in 2007. The increase in SG&A during the second quarter 2008 reflects costs associated with expanded management and the addition of overhead expenses relating to the inclusion of Sigma Metals and Welding Metallurgy, along with initiatives related to internal growth opportunities, and fees and expenses pertaining to the Company's ongoing consolidation strategy, including the pending acquisition of the Blair-HSM Group of Companies.

Operating income for the second quarter of 2008 was $503,000, as compared with $421,000 in the same period of 2007. The net loss before income taxes was $13,000 for the three months ended June 30, 2008, as compared to net income before taxes of $141,000 for the 2007 period. The Company's net loss was $20,000, or $0.00 per share, as compared to a net loss of $113,000, or $0.00 per share, for the second quarter of 2007.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter of 2008 was $1.1 million, as compared with EBITDA of $0.6 million in the same period of 2007. Air Industries Group considers EBITDA to be an important financial indicator of the Company's operational strength and performance, and uses this indicator when making decisions regarding investments in the various components of its business and acquisition valuations. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles ("GAAP"), and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. EBITDA is computed by adding back interest, taxes, depreciation, amortization and other non-cash charges into net income.

First Half 2008 Financial Results

Net sales for the first six months of 2008 were $26.0 million as compared with net sales of $18.5 million for the same period in 2007. SG&A expenses for the first half of 2008 were $6.2 million, versus $3.5 million for the corresponding period of 2007. The net loss before income taxes was $40,000 for the first six months of 2008, compared with net income before taxes of $552,000 for the 2007 period. The Company's net loss for the first half of 2008 was $33,000, as compared with net income of $39,000 in the same period during 2007.

At June 30, 2008, Air Industries Group had total funded debt of approximately $21.6 million as compared with $19.0 million at March 31, 2008. The Company continues to have availability under its loan facilities with PNC Bank. All cash balances are applied on a daily basis to amounts outstanding under the revolving portion of the Company's loan facilities rather than being accounted for on the balance sheet as cash. As such, the Company's cash position is not readily discernable by reviewing the balance sheet.

On June 23, 2008, the Company sold junior subordinated notes due in 2010 as well as 983,324 shares of common stock to raise, in aggregate, $2,950,000. The proceeds from this sale of securities were applied to working capital, in support of increased customer requirements as previously mentioned.

Backlog and Financial Results Guidance

The Company provides firm backlog as an indicator of future activity. As of August 15, 2008, Air Industries Machining had a firm 18-month backlog of approximately $55 million - the largest in the Company's history. Backlog figures do not include contributions from the pending acquisition of the Blair-HSM Group.

Because the closing of the pending acquisition of the Blair-HSM Group will influence aggregate reported financial results, the Company intends to wait until the acquisition has been completed before announcing financial results guidance.

Earnings Results Conference Call

Management of Air Industries Group will conduct a conference call on August 21, 2008, at 9:00 a.m. Eastern Time to review the Company's financial results for the second quarter ended June 30, 2008.

Participating in the conference call will be Peter Rettaliata, President and Chief Executive Officer, and Louis Giusto, Vice Chairman and Chief Financial Officer. To access the conference call, please dial (866) 700-6293 (domestic) or
(617) 213-8835 (international), and enter the passcode "74478676" when prompted. Please access the call approximately 10 minutes prior to the start time.

For those unable to listen to the live broadcast, a replay will be available by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international), with playback access code "33779220", starting approximately two hours after the conclusion of the call.

                        ABOUT AIR INDUSTRIES GROUP, INC.

Air Industries Group, Inc. (OTCBB: AIRI - News) is an integrated manufacturer of precision components and provider of supply chain services for the aerospace and defense industry. The Company has over 35 years of experience in the industry and has developed leading positions in several important markets that have significant barriers to entry. With embedded relationships with many leading aerospace and defense prime contractors, the Company designs and manufactures structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts and flight controls. Air Industries Group also provides sheet metal fabrication, tube bending, and welding services, as well as distributing specialty metals that are a critical component in the aerospace supply chain. Information on the Company and its products may be found online at www.airindustriesgroup.com.

                                     # # #

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, firm backlog, projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates, projections and forecasts made by management with respect to the Company's critical accounting policies, firm backlog, projected backlog, regulatory delays, government funding and budgets, matters pertaining to potential and pending acquisitions subject to and after closings, and other factors, including results of financial audits and general economic conditions, not within the Company's control. Certain of the Company's forward looking statements, with the projected backlog in particular, are formulated based on management's extensive industry experience and understanding and assessment of industry trends, customer requirements, and related government spending. Projected backlog may be subject to variability and may increase or decrease at any time based on a variety of factors, including but not limited to modifications of previously released orders, acceleration of orders under general purchase agreements, etc. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                           AIR INDUSTRIES GROUP, INC.
                      Condensed Consolidated Balance Sheet

                                                                                                    June 30            December 31
                                                                                                      2008                2007
                                                                                                   (unaudited)

ASSETS

Current Assets
Cash and cash equivalents                                                                                    --                  --

Accounts receivable, net of allowance for doubtful accounts of approximately
  $134,000 and $302,000                                                                            $  7,873,000        $  7,675,000
Inventory                                                                                            24,981,000          21,820,000
Prepaid expenses and other current assets                                                               177,000             230,000
Deposits                                                                                                728,000             905,000
Total current assets                                                                                 33,759,000          30,630,000

Property and equipment, net                                                                           5,082,000           4,786,000
Intangible assets, net                                                                                5,632,000           5,877,000
Goodwill                                                                                              6,373,000           6,373,000
Capitalized engineering costs, net                                                                    1,989,000           1,522,000
Deferred financing costs, net, deposits and other assets                                              1,683,000           1,102,000
TOTAL ASSETS                                                                                       $ 54,518,000        $ 50,290,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Current portion of notes payable and capital lease obligations                                     $ 19,459,000        $ 17,687,000
Accounts payable and accrued expenses                                                                 7,471,000           6,586,000
Dividends payable                                                                                       120,000             267,000
Income taxes payable                                                                                    410,000             391,000
Total current liabilities                                                                            27,460,000          24,931,000
Long term liabilities
Notes payable and capital lease obligations - net of current portion                                  5,281,000           4,219,000
Deferred tax liability                                                                                1,883,000           1,879,000
Deferred gain on sale of real estate                                                                    656,000             675,000
Deferred rent                                                                                           325,000             230,000
Total liabilities                                                                                    35,605,000        $ 31,934,000

Commitments and contingencies

Stockholders' equity
Preferred stock - par value, $0.001, 8,003,716 shares authorized                                             --                  --

Series A convertible preferred - $0.001 par value, 1,000 shares authorized
  no shares issued and outstanding at June 30, 2008 and December 31, 2007,                                   --                  --
  respectively

Series B convertible preferred - $0.001 par value 2,000,000 shares authorized,
  865,569 and 829,098 shares issued and outstanding at June 30, 2008
  and December 31, 2007; Liquidation value, $18,060,000                                                   1,000               1,000

Common stock - $0.001 par, 250,000,000 shares authorized, 70,445,513 shares and 69,122,227 shares issued and outstanding at June 30, 2008 and
  December 31, 2007, respectively                                                                        70,000              69,000

Additional paid-in capital                                                                           19,332,000          18,744,000
Accumulated deficit                                                                                    (490,000)           (458,000)

Total stockholders' equity                                                                           18,913,000          18,356,000

Total liabilities and stockholders' equity                                                         $ 54,518,000        $ 50,290,000

                            AIR INDUSTRIES GROUP INC.
                 Condensed Consolidated Statement of Operations
                                   (unaudited)

                                                                      Three Months Ended                 Six Months Ended
                                                                           June 30                           June 30
                                                                    2008             2007             2008             2007
                                                                                 (as restated)                     (as restated)
Net sales                                                       $ 12,739,000     $ 10,990,000     $ 26,027,000     $ 18,478,000

Cost of sales                                                      9,249,000        8,183,000       18,953,000       14,004,000

Gross profit                                                       3,490,000        2,807,000        7,074,000        4,474,000

Operating costs and expenses:
Selling and marketing                                                476,000          526,000          941,000          298,000
General and administrative                                         2,511,000        1,860,000        5,267,000        3,215,000
Total operating costs                                              2,987,000        2,386,000        6,208,000        3,513,000

Income from operations                                               503,000          421,000          866,000          961,000

Interest and financing costs                                         526,000          281,000          918,000          412,000
Other income, net                                                    (10,000)          (1,000)         (12,000)          (3,000)

(Loss) income before income taxes                                    (13,000)         141,000          (40,000)         552,000

Benefit (provision) for income taxes                                  (7,000)        (254,000)           7,000         (513,000)

Net (loss) income                                                    (20,000)        (113,000)         (33,000)          39,000

Less: Dividend attributable to preferred stockholders                151,000          111,000          299,000          111,000

Net loss attributable to common stockholders                    $   (171,000)    $   (224,000)    $   (332,000)    $    (72,000)

Loss per share (basic and diluted)                              $       0.00     $       0.00     $       0.00     $       0.00

Weighted average shares outstanding (basic and diluted)           69,340,000       65,668,000       69,295,000       62,241,000

Contact:
Darrow Associates, Inc.
Jordan M. Darrow, 631-367-1866
jdarrow@darrowir.com